UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 10, 2004



                           DRAGON PHARMACEUTICAL INC.
             (Exact name of registrant as specified in its charter)


           Florida                        0-27937                 65-0142474
           -------                        -------                 ----------
(State or Other Jurisdiction of    (Commission File Number)     (IRS Employer
           Incorporation)                                    Identification No.)


    1055 Hastings Street, Suite 1900
      Vancouver, British Columbia                               V6E 2E9
      ----------------------------                              -------
        (Address of Principal Executive Offices)               (Zip Code)


                                 (604) 669-8817
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

     The purpose of this current report on Form 8-K is to disclose that Dragon Pharmaceutical Inc. issued a press release on December 10, 2004 announcing that it has retained the services of Renmark Financial Communications Inc. to handle its investor relations activities. The press release is attached as an exhibit to this Form 8-K.

Item 9.01   Financial Statements and Exhibits

     (c)    Exhibits 99.1 Press release dated December 10, 2004.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 10, 2004            DRAGON PHARMACEUTICAL INC.

                                    /s/ Matthew Kavanagh
                                    --------------------------------------------
                                    Matthew Kavanagh
                                    Director of Finance and Compliance
                                    (Principal Financial and Accounting Officer)

                                                                  Exhibit 99.1

                   Dragon retains Renmark Financial to serve
                      the Professional Investment Community

Vancouver,  B.C., December 10, 2004 - Dragon  Pharmaceutical Inc. (OTC BB: DRUG;
TSX: DDD; BBSE: DRP) announces that it has retained the services of Renmark Financial Communications Inc. to handle its investor relations activities for investment brokers and advisors across the U.S. and Canada.

Renmark Financial will proactively articulate Dragon's corporate messages and growth potential to professional investment brokers and advisors across U.S. and Canada. In addition, Dragon's management team will also attend presentation sessions organized by Renmark Financials across North America to address the target audience upon the completion of the proposed acquisition of Oriental Wave.

"We are pleased to announce that we have selected Renmark to strengthen Dragon's profile amongst the North American financial community. We will continue to participate in additional investor relations functions to increase the visibility of our company. We believe that Renmark Financial will be able to do so with its unique investor relations strategies and approach." commented Dr. Alexander Wick, President and Chief Executive Officer of Dragon Pharmaceutical.

About Dragon  Pharmaceutical Inc.
Dragon Pharmaceutical Inc. is an international bio-pharmaceutical company headquartered in Vancouver, Canada, with a GMP production facility in Nanjing, China. Dragon's EPO products are being marketed in 9 countries: China, India, Egypt, Brazil, Peru, Ecuador, Trinidad-Tobago, Dominican Republic and Kosovo. Additional regulatory submissions are in progress throughout Central and Eastern Europe, Asia, Latin America, the Middle East and Africa, and the Company is preparing to enter the European Union market.

Dragon Pharmaceutical Inc. announced entering into a definitive agreement to acquire Oriental Wave Holdings Ltd. The proposed acquisition is subject to a number of conditions including shareholders' vote to approve the proposed acquisition, which has been scheduled on January 11, 2005. If the proposed acquisition is consummated, the combined company will have diverse and proven product lines under 3 divisions: a Pharma division for prescription and over-the-counter generic drugs, a Chemical division for bulk pharmaceutical chemicals such as Clavulanic Acid, 7-ACA and sterilized bulk drug production, and a Biotech division for EPO and in-licensed G-CSF. Please refer to the Company's proxy statement filed with the SEC.

Forward Looking Statement:
Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995: All statements, other than historical facts, included in this press release are forward-looking statements. Forward-looking statements are not guarantees of future performance. They involve risk, uncertainties and assumptions including risks discussed under "Risks Associated With Dragon Pharmaceutical" in the Company's annual report on Form 10-KSB, SEC File No.: 0- 27937 and other documents filed with the SEC. The Company does not undertake the obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

The foregoing may be deemed to be soliciting materials of Dragon in connection with its definitive agreement to acquire Oriental Wave announced on June 14, 2004. This disclosure is being made in connection with Regulation of Takeovers and Security Holder Communications (Release Nos. 33-7760 and 34-42055) adopted by the Securities and Exchange Commission ("SEC") and Rule 14a-12 under the Securities Exchange Act of 1934, as amended. Dragon shareholders and other investors are urged to read the definitive proxy statement that Dragon filed with the SEC and sent to shareholders in connection with the proposed business acquisition because it contains important information about Dragon, Oriental Wave and related matters. Dragon and its directors and executive officers may be deemed to be participants in Dragon's solicitation of proxies from Dragon shareholders in connection with the proposed acquisition. Information regarding the participants and their security holdings can be found in Dragon's definitive proxy statement filed with the SEC. The definitive proxy statement is available for free, both on the SEC web site (http://www.sec.gov) and from Dragon as follows:

Garry Wong
Dragon Pharmaceutical, Inc
1900 -1055 West Hastings Street, Vancouver, British Columbia, Canada V6E 2E9
Telephone: (604) 669-8817 or North America Toll Free: 1-877-388-3784

For further information please contact:

Dragon Pharmaceutical Inc.
Garry Wong

or

Renmark Financial Communications Inc.
John Boidman : jboidman@renmarkfinancial.com
Sylvain Laberge : slaberge@renmarkfinancial.com
Media - Cynthia Lane : clane@renmarkfinancial.com
Tel. : (514) 939-3989 Fax : (514) 939-3717 www.renmarkfinancial.com